Exhibit 99.1

Anworth Reports Second Quarter 2015 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--August 3, 2015--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the second quarter ended June 30, 2015.

Earnings

The following table summarizes the Company’s Core Earnings, GAAP net income and comprehensive income for the quarter ended June 30, 2015 (dollar amounts in thousands):

	Three Months Ended
	June 30, 2015
	(unaudited)
		Per
		Weighted
Earnings	Earnings	Share
Core Earnings	$15,385	$0.15
GAAP net income to common stockholders	$18,249	$0.18
Comprehensive income	$10,707	$0.10

“Core Earnings” is a non-GAAP financial measure which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release. Comprehensive income is shown on the Consolidated Statements of Comprehensive Income included in this earnings release.

Portfolio

At June 30, 2015, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	June 30, 2015
	Dollar Amount	Percentage

Agency MBS(1)	$7,044,892	88.2%
Non-Agency MBS	569,072	7.1%
Residential mortgage loans(2)	357,110	4.5%
Residential real estate	14,416	0.2%
Total Portfolio	$7,985,490	100.0%
Total Assets(1)	$8,052,148

_________

(1) Includes TBA Agency MBS of $707,101.

(2) Residential mortgage loans owned by a consolidated variable interest entity (“VIE”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the Company.

Agency MBS

At June 30, 2015, the fair value of the Company’s agency mortgage-backed securities, or Agency MBS, and its allocation were approximately as follows (dollar amounts in thousands):

June 30,
2015

Fair value of Agency MBS and TBA Agency MBS	$7,044,892
Adjustable-rate Agency MBS (less than 1 year reset)	29%
Hybrid adjustable-rate Agency MBS (1-2 year reset)	14%
Hybrid adjustable-rate Agency MBS (2-3 year reset)	3%
Hybrid adjustable-rate Agency MBS (3-4 year reset)	4%
Hybrid adjustable-rate Agency MBS (4-5 year reset)	9%
Hybrid adjustable-rate Agency MBS (5-7 year reset)	6%
Hybrid adjustable-rate Agency MBS (>7 year reset)	8%
15-year fixed-rate Agency MBS	14%
15-year fixed-rate TBA Agency MBS	10%
20-year and 30-year fixed-rate Agency MBS	3%

100%

At June 30, 2015, the key metrics of the Company’s Agency MBS portfolio were as follows (dollar amounts in thousands):

June 30,
2015
Weighted Average Coupon:
Adjustable-rate Agency MBS	2.54%
Hybrid adjustable-rate Agency MBS	2.45
15-year fixed-rate Agency MBS	2.64
15-year fixed-rate TBA Agency MBS	2.79
20-year and 30-year fixed-rate Agency MBS	4.34
Total Agency MBS:	2.59%
Average Amortized Cost:
Adjustable-rate Agency MBS	103.07%
Hybrid adjustable-rate Agency MBS	103.50
15-year fixed-rate Agency MBS	103.00
15-year fixed-rate TBA Agency MBS	102.00
20-year and 30-year fixed-rate Agency MBS	103.14
Total Agency MBS:	103.14%
Current yield (weighted average coupon divided by average amortized cost)	2.51%
Unamortized premium	$198.3 million
Unamortized premium as a percentage of par value	3.14%
Premium amortization expense on Agency MBS for the second quarter 2015	$12.3 million

June 30,
2015
Constant prepayment rate (CPR) of Agency MBS	19%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	21%
Weighted average term to next interest rate reset on Agency MBS	31 months

Non-Agency MBS

The following table summarizes the Company’s Non-Agency MBS at June 30, 2015 (dollar amounts in thousands):

			Weighted Average
	Fair	Current	Amortized
Loan Type	Value	Principal	Cost	Coupon	Yield

Prime	$40,707	$49,177	82.38%	3.40%	5.88%
Alt-A	362,546	450,790	78.53%	5.07%	5.51%
Subprime	43,543	43,384	100.00%	5.34%	5.21%
Non-performing	122,276	123,708	98.24%	4.62%	5.45%
Total Non-Agency MBS	$569,072	$667,059	83.86%	4.88%	5.50%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans at June 30, 2015 (dollar amounts in millions):

Residential mortgage loans held-for-investment	$357.1
Asset-backed securities issued by securitization trusts	$331.8

Residential Real Estate

At June 30, 2015, Anworth Properties, Inc. owned 88 single-family residential rental properties located in Southeastern Florida that are carried at a total cost, net of accumulated depreciation, of $14.4 million.

Portfolio Financing and Leverage

	June 30, 2015
	Agency	Non-Agency	Total
(dollar amounts in thousands)	MBS	MBS	MBS
Repurchase Agreements
Outstanding repurchase agreement balance	$5,770,000	$365,978	$6,135,978
Average interest rate	0.37%	1.80%	0.46%
Average maturity	30 days	17 days	29 days
Average interest rate after adjusting for interest rate swaps			1.15%
Average maturity after adjusting for interest rate swaps			691 days

At June 30, 2015, the Company’s leverage multiple was 7.8x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 8.7x at June 30, 2015.

Interest Rate Swaps and Eurodollar Futures Contracts

At June 30, 2015, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts (in thousands), weighted average fixed rates and remaining terms:

	June 30, 2015
		Weighted
		Average	Remaining	Remaining
	Notional	Fixed	Term in	Term in
	Amount	Rate	Months	Years

Less than 12 months	$100,000	0.58%	10	0.83
1 year to 2 years	875,000	0.93	19	1.58
2 years to 3 years	840,000	1.05	31	2.58
3 years to 5 years	701,000	1.77	47	3.92
5 years to 7 years	480,000	2.48	67	5.58
7 years to 10 years	350,000	2.93	94	7.83
	$3,346,000	1.56%	42	3.50

At June 30, 2015, the Company’s short position in Eurodollar Futures Contracts had the following notional amount (in millions) and weighted average purchase price:

	June 30, 2015
	Eurodollar Futures Contracts
		Weighted
		Average
	Notional	Purchase
Expiration	Amount	Price
Less than 12 months	$5,350	$99.10

Effective Net Interest Rate Spread

June 30,
2015
Average asset yield, including TBA dollar roll income	2.30%
Effective cost of funds	1.19
Effective net interest rate spread	1.11%

The components of the effective net interest rate spread are non-GAAP financial measures and are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures” at the end of this earnings release.

Dividend

On June 18, 2015, the Company declared a quarterly common stock dividend of $0.15 per share for the quarter ended June 30, 2015. Based upon the closing price of $4.93 on June 30, 2015, the annualized dividend yield on the Company’s common stock at June 30, 2015 was 12.2%.

Book Value Per Common Share

At June 30, 2015, the Company’s book value was $6.48 per share of common stock, which was a decrease of $0.04 from the prior quarter. The $0.15 quarterly dividend and the $0.04 decrease in book value per share resulted in a return on equity to common stockholders of 1.7% for the quarter ended June 30, 2015. For the six months ended June 30, 2015, the return on equity to common stockholders was 4.9% (unannualized).

Share Repurchases

During the quarter ended June 30, 2015, the Company repurchased an aggregate of 2,263,404 shares of its common stock at a weighted average price of $5.16 per share. Based upon the book value per share of common stock of $6.52 at March 31, 2015, the economic benefit to common stockholders from these repurchases is approximately $3.1 million or approximately $0.03 per share. The economic benefit from increases in book value per share as a result of share repurchases is not included in GAAP net income to common stockholders.

Series C Preferred Stock

During the quarter ended June 30, 2015, the Company issued an aggregate of 67,695 shares of its Series C Preferred Stock under an At Market Issuance Sales Agreement with MLV & Co. at a weighted average price of $24.45 per share, which provided net proceeds to the Company of approximately $1.64 million, net of sales commissions.

Subsequent Events

From July 1, 2015 through July 29, 2015, the Company repurchased an aggregate of 286,232 shares of its common stock at a weighted average price of $5.07 per share under its share repurchase program.

Conference Call

The Company will host a conference call on Tuesday, August 4, 2015 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its second quarter 2015 results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on August 4, 2015. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10070078. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

We are an externally-managed mortgage real estate investment trust (“REIT”). Our principal business is to invest primarily in mortgage-backed securities on a leveraged basis. Income generated for distribution to our shareholders is based primarily on the difference between the yield on our mortgage assets and the cost of our borrowings. We qualify as a REIT for federal income tax purposes and are not subject to federal corporate income taxes on distributions to our stockholders. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth Mortgage Asset Corporation is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2015	2014
		(audited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$6,125,276	$6,650,143
Agency MBS at fair value	171,328	343,734
Paydowns receivable	41,187	29,486
	$6,337,791	$7,023,363
Non-Agency MBS at fair value (including $468,152 and $155,311 pledged to counterparties at June 30, 2015 and December 31, 2014, respectively)	569,072	199,710
Residential mortgage loans held-for-investment	357,110	-
Residential real estate	14,416	12,871
Cash and cash equivalents	12,495	14,989
Interest and dividends receivable	20,568	19,115
Derivative instruments at fair value	5,743	9,792
Prepaid expenses and other	27,852	18,495
Total Assets:	$7,345,047	$7,298,335
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$18,400	$17,606
Repurchase agreements	6,135,978	6,370,740
Asset-backed securities issued by securitization trusts	331,799	-
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	50,924	45,259
Dividends payable on Series A Preferred Stock	1,035	1,035
Dividends payable on Series B Preferred Stock	394	394
Dividends payable on Series C Preferred Stock	197	-
Dividends payable on common stock	15,449	15,396
Accrued expenses and other	2,327	29,084
Total Liabilities:	$6,593,883	$6,516,894
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($25,241 and $25,241, respectively); 1,010 and 1,010 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	$23,924	$23,924
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($10,520 and $0, respectively); 421 and 0 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	9,722	-
Common Stock: par value $0.01 per share; authorized 200,000 shares, 102,994 shares issued and 102,944 shares outstanding at June 30, 2015 and 109,972 shares issued and 109,234 shares outstanding at December 31, 2014, respectively	1,030	1,100
Additional paid-in capital	1,000,534	1,033,015
Accumulated other comprehensive income (loss) consisting of unrealized gains and losses	8,443	(14,981)
Accumulated deficit	(339,026)	(308,154)
Total Stockholders' Equity:	$727,240	$757,517
Total Liabilities and Stockholders' Equity:	$7,345,047	$7,298,335

_____________

(1) Residential mortgage loans owned by a consolidated variable interest entity (“VIE”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the Company. At June 30, 2015, total assets and total liabilities of the consolidated VIEs were $347.1 million and $321.8 million, respectively.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Interest and other income:
Interest-Agency MBS	$27,464	$41,399	$58,052	$85,794
Interest-Non-Agency MBS	6,385	1	10,032	2
Interest-residential mortgage loans	1,188	-	1,188	-
Income-rental properties	409	6	779	6
Other interest income	10	10	20	21
	35,456	41,416	70,071	85,823
Interest Expense:
Interest expense on repurchase agreements	7,400	25,807	14,089	53,213
Interest expense on asset-backed securities	1,075	-	1,075	-
Interest expense on junior subordinated notes	319	315	634	629
	8,794	26,122	15,798	53,842
Net operating income	26,662	15,294	54,273	31,981
Provision for loan losses	70	-	70	-
Net operating income after provision for loan losses	26,592	15,294	54,203	31,981
Operating Expenses:
Management fee to related party	(2,181)	(2,724)	(4,517)	(5,640)
General and administrative expenses	(1,234)	(3,722)	(2,513)	(4,786)
Total operating expenses	(3,415)	(6,446)	(7,030)	(10,426)
Other Income:
Gain on sales of Agency MBS	-	1,594	-	1,594
(Loss) on sales of Non-Agency MBS	(73)	-	(76)	-
Gain (loss) on interest rate swaps, net	5,075	(2,006)	(41,413)	(1,378)
(Loss) gain on derivatives-TBA Agency MBS, net	(6,573)	1,578	1,952	1,578
(Loss) on derivatives-Eurodollar Futures Contracts	(1,732)	-	(4,070)	-
Recovery on Non-Agency MBS	4	33	5	70
Total other (loss) income	(3,299)	1,199	(43,602)	1,864
Net income	$19,878	$10,047	$3,571	$23,419
Dividend on Series A Cumulative Preferred Stock	(1,035)	(1,035)	(2,070)	(2,070)
Dividend on Series B Cumulative Convertible Preferred Stock	(394)	(394)	(788)	(788)
Dividend on Series C Cumulative Redeemable Preferred Stock	(200)	-	(311)	-
Net income to common stockholders	$18,249	$8,618	$402	$20,561
Basic earnings per common share	$0.18	$0.07	$-	$0.16
Diluted earnings per common share	$0.17	$0.07	$-	$0.16
Basic weighted average number of shares outstanding	104,225	126,787	105,719	131,790
Diluted weighted average number of shares outstanding	108,530	130,867	109,993	135,843

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Month Ended		Six Month Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income	$19,878	$10,047	$3,571	$23,419
Available-for-sale Agency MBS, fair value adjustment	(17,779)	46,027	6,024	75,786
Reclassification adjustment for gain on sales of Agency MBS included in net income	-	(1,594)	-	(1,594)
Available-for-sale Non-Agency MBS, fair value adjustment	2,724	(21)	4,881	(58)
Reclassification adjustment for loss on sales of Non-Agency MBS included in net income	73	-	76	-
Unrealized gains (losses) on derivatives	5,281	(45,291)	11,389	(74,946)
Reclassification adjustment for interest expense on swap agreements included in net income	530	19,535	1,054	39,990
Other comprehensive income	(9,171)	18,656	23,424	39,178
Comprehensive income	$10,707	$28,703	$26,995	$62,597

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: Core Earnings (including per common share), total interest income and average asset yield, including TBA dollar roll income and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the quarter ended June 30, 2015 to “Core Earnings” for the same period. Core Earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process. Management also believes the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate and compare the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the quarter ended June 30, 2015. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	June 30, 2015
	Amount	Per Share
	(in thousands)
Net income to common stockholders	$18,249	$0.18
Adjustments to derive core earnings:
Loss on sales of Non-Agency MBS	73	0.00
Gain on interest rate swaps, net	(5,075)	(0.05)
Loss on derivatives-TBA Agency MBS, net	6,573	0.06
Loss on derivatives-Eurodollar Futures Contracts	1,732	0.02
Recovery on Non-Agency MBS	(4)	(0.00)
Amortization of other comprehensive income on de-designated swaps(1)	530	0.00
Periodic net settlement on interest rate Swaps after de-designation(2)	(10,578)	(0.10)
Losses from expiration of Eurodollar Futures Contracts	(184)	(0.00)
Dollar roll income on TBA Agency MBS(3)	4,069	0.04
Core earnings	$15,385	$0.15

Basic weighted average number of shares outstanding	105,719

_____________

(1) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.

(3) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

Effective Net Interest Rate Spread

		Annualized
	Amount	Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest and other income	$35,456	2.06%
Dollar roll income on TBA Agency MBS(1)	4,069	0.24%
Total interest income and average asset yield, including TBA dollar roll income	$39,525	2.30%
Effective Cost of Funds:
Total interest expense	$8,794	0.55%
Periodic net settlement on interest rate Swaps after de-designation(2)	10,578	0.67%
Amortization of other comprehensive income on de-designated Swaps(3)	(530)	-0.03%
Loss on expiration of Eurodollar Futures Contracts	184	0.00%
Effective total interest expense and effective cost of funds	$19,026	1.19%

Effective net interest rate spread		1.11%
Average earning assets	$6,875,902
Average borrowings	$6,269,564

_____________

(1) Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of both the “(loss) gain on derivatives-TBA Agency MBS” and “derivative income-TBA Agency MBS” that are shown on the Company’s income statement.

(2) Periodic net settlements on interest rate swaps after de-designation include all subsequent net payments made on interest rate swaps which were de-designated as hedges in August 2014. Net payments on the interest rate swaps made prior to de-designation are recognized in GAAP net income available to common stockholders.

(3) This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its income statement as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com